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                                                               Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-4 (File No.333-51447) of our reports, which include an explanatory paragraph regarding the October 30, 1996 acquisition of The William Carter Company, dated March 27, 1998, on our audits of the consolidated financial statements and the financial statement schedule of Carter Holdings, Inc. and its subsidiaries. We also consent to the inclusion in this registration statement on Form S-4 (File No.333-51447) of our report, which includes an explanatory paragraph regarding the October 30, 1996 change in controlling ownership, dated February 20, 1997, on our audit of the consolidated financial statements of The William Carter Company and its subsidiaries. We also consent to the reference to our firm under the caption "Experts".

                         /s/ PricewaterhouseCoopers L.L.P.

Stamford, Connecticut
July 7, 1998